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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY FOR

KINROSS GOLD CORPORATION

OFFER TO EXCHANGE ALL OUTSTANDING
5.95% SENIOR NOTES DUE 2024
ISSUED ON MARCH 6, 2014 FOR
5.95% SENIOR NOTES DUE 2024

UNCONDITIONALLY GUARANTEED BY AURELIAN RESOURCES INC., RED BACK MINING MAURITANIA NO.2 LTD., RED BACK MINING INC., BGO (BERMUDA) LTD., KINROSS BRASIL MINERAÇAO S.A., CROWN RESOURCES CORPORATION, FAIRBANKS GOLD MINING, INC., MELBA CREEK MINING, INC., COMPAÑÍA MINERA MANTOS DE ORO, COMPAÑÍA MINERA MARICUNGA AND ROUND MOUNTAIN GOLD CORPORATION

 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Kinross Gold Corporation (the "Issuer") made pursuant to the Prospectus, dated                                    , 2014 (the "Prospectus"), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wells Fargo Bank, National Association, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer.

        Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the "Letter of Transmittal") must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Any Initial Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Where the Expiration Date has been extended, tenders pursuant to the Exchange Offer as of the previously scheduled Expiration Date may not be withdrawn after the date of the previously scheduled Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:
WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480
In Person by Hand Only:	By Facsimile:
WELLS FARGO BANK, N.A. 12th Floor — Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479	(For Eligible Institutions only): fax. (612) 667-6282 Attn. Bondholder Communications
For Information or Confirmation by Telephone: (800) 344-5128, Option 0 Attn. Bondholder Communication

        Delivery of this instrument to an address other than as set forth above, or transmission or instructions via facsimile other than as set forth above, will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the letter of transmittal) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures" section of the Prospectus.

        The undersigned understands that tenders of Initial Notes will be accepted only in principal amount equal to $2,000 or integral multiples of $1,000 in excess thereof. Additionally, the undersigned understands that the tenders of Initial Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Principal Amount of Initial Notes Tendered (must be in denominations of principal amount of $2,000 and any integral multiple of $1,000)*	Name(s) of Registered Holder(s):

Address including zip code:

If Initial Notes will be delivered by book entry transfer at The Depository Trust Company, insert Account No.:	Telephone Number including Area Code:

Signature(s) of Registered Owner(s) or Authorized Signatory:

Date:

        This Notice of Guaranteed Delivery must be signed by the Holder(s) of Initial Notes exactly as its (their) name(s) appear on certificates for Initial Notes or a security position listing as the owner of Initial Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

        Do not send Initial Notes with this form. Initial Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at DTC pursuant to the procedures set forth in "Exchange Offer — Terms of the Exchange Offer — Guaranteed Delivery Procedures" section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name: (Please Type or Print)

Area Code and Tel. No.	Dated

 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.
Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2.
Signatures of this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Initial Notes, the signature must correspond with the name shown on the security position listing as the owner of the Initial Notes. If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3.
Requests for assistance or additional copies.    Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified on the first page hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY FOR
KINROSS GOLD CORPORATION
OFFER TO EXCHANGE ALL OUTSTANDING 5.95% SENIOR NOTES DUE 2024 ISSUED ON MARCH 6, 2014 FOR 5.95% SENIOR NOTES DUE 2024
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
PLEASE SIGN AND COMPLETE
Please print name(s) and address(es)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY